Exhibit 99.1

Law firm Monteverde & Associates PC issued erroneous

Press Release referencing Patriot National Bancorp, Inc.

STAMFORD, Conn., July 03, 2017 (GLOBE NEWSWIRE) – Patriot National Bancorp, Inc. (NASDAQ:PNBK) – Patriot National Bankcorp, Inc. (the “Company”) today announced that Monteverde & Associates PC has issued an erroneous and defamatory press release stating that the Company had been sold to affiliates of National Commerce Corporation. There is no truth to that statement and the Company is in no way related to the transaction Monteverde referred to.

The release by Monteverde should have referred to Patriot Bank, headquartered in Trinity, Florida. That bank has absolutely no relationship with the Company.

Please call Rick Muskus, the Company’s President, at 203-252-5939 with questions.